Exhibit 4.1

CUSIP 827694 209

s

SILVER EAGLE ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE

ONE-HALF OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _______________________________________________________________is the owner of ________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Silver Eagle Acquisition Corp., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each warrant entitles the holder to purchase one-half (1/2) of one share (subject to adjustment) of Common Stock for $5.75 per half share (subject to adjustment).  Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”), or (ii) twelve (12) months from the closing of the Company’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”).  The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to ____________, 20___, unless Deutsche Bank Securities Inc. elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering and issuing a press release announcing when separate trading will begin.  The terms of the Warrants are governed by a Warrant Agreement, dated as of _____________, 2013, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

Secretary	President

Silver Eagle Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	___________ Custodian
___________
TEN ENT	—	as tenants by the entireties			(Cust)
(Minor)
Under Uniform Gifts to Minors
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, _____________ hereby sell, assign and transfer unto ____________

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________ Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).